                                                                    Exhibit 4.22

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT (this "Agreement") dated as of May ___, 2001 is among
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APW LTD., a Bermuda corporation (the "Parent"); APW NORTH AMERICA, INC., a
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Delaware corporation ("APW-NA"); APW HOLDING DENMARK APS, a Denmark corporation
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("APW-Denmark"); the other persons or entities which are listed on the signature
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pages hereof as debtors or which from time to time become parties hereto as debtors (collectively, including the Parent, APW-NA and APW-Denmark, the "Debtors" and individually each a "Debtor"); and Royal Bank of Scotland, PLC in
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its capacity as Secured Party Agent and Security Trustee for itself and on behalf of National Westminster Bank, PLC ("Agent"), (Royal Bank of Scotland, PLC and National Westminster Bank, PLC, sometimes collectively herein "Banks").

                              W I T N E S E T H:
                              - - - - - - - - -

     WHEREAS, APW Limited, its subsidiaries and affiliates APW Enclosure Products and Systems Limited, its subsidiaries and affiliates, and APW Electronics Group PLC its subsidiaries and affiliates (collectively "Borrowers") have severally entered into various credit facilities with the Banks including
(1) Revolving Credit Facilities, as amended dated October 24, 1995 with Royal Bank of Scotland, PLC; (2) Counter-Indemnity Agreement dated on or about April 26, 2000; with National Westminster Bank, PLC and (3) a Multiline Facility Agreement dated April 20, 2000 with National Westminster Bank, PLC pursuant to which the Banks agreed to extend financial accommodations including loans, letters of credit, bills facilities, bonding facilities, guarantees, indemnifications and related credit facilities (collectively "Credit Facilities") for the account of its Borrowers as set forth in the respective credit and indemnity documents.

     WHEREAS, Parent, APW-NA, all domestic subsidiaries of APW-NA, and certain other subsidiaries of the Parent have executed and delivered, or will execute and deliver, Guaranties (as such Guaranty may be amended or otherwise modified from time-to-time), as to each such guarantor, the Guaranty ("Guaranty") of the certain Obligations as set forth under the Credit Facilities.

     WHEREAS, the Banks have no obligation at the present time to make additional loans or other Credit Facilities under various Credit Facility documents.

     WHEREAS, as consideration to the Banks' agreement to make certain forbearances, additional loans, and grant other financial accommodations and considerations issue and participate in certain additional letters of credit under the Credit Facilities, the Obligations of the Borrowers under the Credit Facilities and the Guaranties to which it is a party, and the Obligations of each of the Debtors under the Guaranties to which it is a party are to be secured pursuant to this Agreement.

     NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Borrowers under or in connection with the Credit Facilities, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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     1.   Definitions.  When used herein, (a) capitalized terms which are not
          -----------
otherwise defined herein shall have the meanings assigned thereto in the Credit Facilities; and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

     Collateral - see Section 2.
     ----------       ---------

     Default means the occurrence of: (a) any Default (as defined in the Credit
     -------
Facilities) or (b) any Event of Default.

     Issuer means the issuer of any of the shares of stock or other instruments
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and securities representing all or any of the Collateral.

     Liabilities means with respect to the Parent and any of its Subsidiaries
     -----------
parties thereto, all Obligations (monetary or otherwise) of such Debtor under the Credit Facilities, any Note, the Guaranty, any other Loan Document or any other document or instrument executed in connection therewith, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     2.   Pledge.  As security for the payment of all Liabilities, each Debtor
          ------
hereby pledges to the Agent for the benefit of the Agent and the Banks, and grants to the Agent for the benefit of the Agent and the Banks a continuing security interest in, all of the following, whether now or hereafter existing or acquired:

          A. All of the shares of stock and other instruments and securities described in Schedule I hereto, all of the certificates and/or instruments
                  ----------
     representing such shares of stock and other instruments and securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

          B. All additional shares of stock, instruments or securities at any time and from time to time acquired by such Debtor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          C. All other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

          D.   All products and proceeds of all of the foregoing.

     All of the foregoing are herein collectively called the "Collateral".
                                                              -----------

     3.   Warranties; Further Assurances.  Each Debtor warrants to the Agent and
          ------------------------------
each Bank that: (a) such Debtor is (or at the time of any future delivery, pledge, assignment or transfer

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

thereof will be) the legal and equitable owner of the Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder except for a lien in favor of Bank of America, National Association; (b) the pledge and delivery of the Collateral pursuant to this Agreement will create a valid perfected security interest in the Collateral in favor of the Agent; (c) all shares of stock referred to in Schedule I hereto are duly authorized, validly issued,
                     ----------
fully paid and non-assessable; (d) as to each Issuer whose name appears in
Schedule I hereto, the Collateral represents on the date hereof not less than
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the applicable percentage (as shown in Schedule I hereto) of the total shares of
                                       ----------
capital stock issued and outstanding of such Issuer; (e) the Debtors have delivered the Collateral to Bank of America, National Association; and (f) the information contained in Schedule I hereto is true and accurate in all respects.
                         ----------

     So long as any of the Liabilities shall be outstanding or any Commitment shall exist on the part of the Agent or any Bank with respect to the creation of any Liabilities, each Debtor agrees that it (i) shall not, without the express prior written consent of the Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral; (ii) shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices reasonably deemed necessary or appropriate by the Agent) and do such other acts and things, all as the Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever) except for the lien of Bank of America National Association to secure the performance and payment of the Liabilities; (iii) will execute and deliver to the Agent such stock powers, endorsements and similar documents relating to the Collateral, satisfactory in form and substance to the Agent, as the Agent may reasonably request; and (iv) will furnish the Agent or any Bank such information concerning the Collateral as the Agent or such Bank may from time to time reasonably request, and will permit the Agent or any Bank or any designee of the Agent or any Bank, from time to time at reasonable times and on reasonable notice (or at any time without notice during the existence of a Default), to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor which pertain to the Collateral, and will, upon request of the Agent at any time when a Default has occurred and is continuing, deliver to the Agent all of such records and papers.

     4.   Holding in Name of Agent, etc.  The Agent may from time to time after
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the occurrence and during the continuance of a Default, without notice to any
Debtor, take all or any of the following actions subject to the rights of Bank of America National Association: (a) transfer all or any part of the Collateral into the name of the Agent or any nominee or sub-agent for the Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the applicable Debtor to allow collection of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or

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

not longer than the original period) any obligations of any nature of any party with respect thereto, and (f) take control of any proceeds of the Collateral.

     5.   Voting Rights, Dividends, Payments, etc.  (a) Notwithstanding certain
          ---------------------------------------
provisions of Section 4 hereof, so long as the Agent has not given the notice
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referred to in paragraph (b) below:
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          A.   Each Debtor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights
     (but any such exercise by any Debtor of stock purchase or subscription rights may be made only from funds of such Debtor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided that each Debtor agrees that it will not
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     exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral or any part thereof.

          B. Each Debtor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral which are paid in cash by any Issuer if such dividends are permitted by the Credit Facilities, but all dividends and distributions in respect of the Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by any Debtor, shall be forthwith delivered to the Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

          C.   The Agent shall execute and deliver, or cause to be executed and delivered, to the applicable Debtor all such proxies, powers of attorney, dividend orders and other instruments as such Debtor may request for the purpose of enabling such Debtor to exercise the rights and powers which it is entitled to exercise pursuant to clause (A) above and to
                                                  ----------
     receive the dividends which it is authorized to retain pursuant to clause
                                                                        ------
     (B) above.
     ---

          D.   Each Debtor shall be entitled to (i) collect all regular
     payments made or proceeds received with respect to Collateral consisting of instruments and other securities (other than shares of stock which is governed by clauses (A)-(C) above) and (ii) enforce and prosecute all
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     rights and remedies available under any of such instrument and other securities.

     (b) Upon notice from the Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Debtors are entitled to exercise pursuant to Section 5(a)(A) hereof, and all rights of
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the Debtors to receive and retain dividends pursuant to Section 5(a)(B) hereof,
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shall forthwith cease, and all such rights and powers shall thereupon become vested in the Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends.

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

Any and all money and other property paid over to or received by the Agent pursuant to this paragraph (b) shall be retained by the Agent as additional
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Collateral hereunder and applied in accordance with the provisions hereof.

     6.   Remedies. Whenever a Default shall exist, the Agent may exercise from
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time to time any rights and remedies available to it under the Uniform
Commercial Code as in effect in Wisconsin or otherwise available to it. Without limiting the foregoing, whenever a Default shall exist the Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral in its possession, free of all rights and claims of the Debtors therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the Debtors, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral in its possession. Each Debtor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies during the continuance of a Default. Any notification of intended disposition of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses (including time charges of attorneys who are employees of the Agent), and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect (and, after payment in full of all Liabilities, any excess shall be delivered to the applicable Debtor or as a court of competent jurisdiction shall direct).

     The Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons or entities who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Debtor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Agent shall not be liable or accountable to any Debtor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7.   General. The Agent shall be deemed to have exercised reasonable care
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in the custody and preservation of the Collateral if it takes such action for that purpose as any applicable Debtor shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by any Debtor, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of any Collateral.

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

     No delay on the part of the Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     All obligations of the Debtors and all rights, powers and remedies of the Agent and the Banks expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor. This Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Bank had not been made.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Wisconsin applicable to contracts made and to be fully performed in such State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     This Agreement shall be binding upon each Debtor and the Agent and their respective successors and assigns, and shall inure to the benefit of each Debtor and the Agent and the successors and assigns of the Agent. It is understood and agreed that this Agreement shall be binding and enforceable against each Debtor which executes a counterpart to this Agreement notwithstanding that any other Person shall not become a party hereto as a "Debtor". As additional Debtors become parties, such Debtors shall deliver their applicable Schedules.

     This Agreement may be executed in any number of counterparts (including via facsimile) and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional Persons may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement together with supplements to the Schedules hereto setting forth all relevant information with respect to such party as of the date of such delivery. Immediately upon such execution and delivery (and without any further action), each such additional Person will become a party to, and will be bound by all the terms of, this Agreement..8882715

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

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION
WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF WISCONSIN OR IN ANY UNITED STATES DISTRICT COURT LOCATED IN WISCONSIN; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF WISCONSIN AND OF ANY UNITED STATES DISTRICT COURT LOCATED IN WISCONSIN FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I TO THE SECURITY AGREEMENT (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF WISCONSIN. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                             DEBTORS:

                                             APW LTD.


                                             By:______________________________

                                                Title:________________________

                                             APW NORTH AMERICA, INC.


                                             By:______________________________
                                                Title:________________________

                                             RUBICON USA, INC.

                                             By:______________________________
                                                Title:________________________

                     Signature page for the Pledge Agreement dated as of _____, 2001 among APW Ltd., APW North America, Inc., APW Holding Denmark APS, various other parties and Royal Bank of Scotland, as Agent and Security Trustee for itself and on behalf of National Westminster Bank, PLC.

                                    The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and attached to this signature page are supplements to the Schedules to the Pledge Agreement setting forth all relevant information with respect to the undersigned):

                                    [ADDITIONAL DEBTOR]


                                    By:_________________________________________
                                       Title:___________________________________

                                      S-2